Exhibit 10.29

                                PLEDGE AGREEMENT




     This Pledge Agreement is effective June 6, 1997, by and between SPECTRUM NATURALS, INC., a California corporatio~' (hereinafter referred to as "Pledgor"), DEBORA B. PHILLIPS (hereinafter referred to as "Pledgee") and RICHARD W. ABBEY, Attorney at Law

(hereinafter referred to as "Escrow Holder")

     WHEREAS, Pledgor is indebted to Pledgee in the principal sum of One Million Six Hundred Twenty One Thousand Seven Hundred Sixteen ($1,621,716.00) pursuant to the terms of a Promissory Note of even date herewith (the "Obligation");

     WHEREAS, Pledgor has agreed to secur&payment of the obligations as hereinbelow set forth;


     NOW, THEREFORE, IT IS AGREED as follows:


     1. Escrow Holder. The parties do hereby appoint and designate Richard W. Abbey as the Escrow Holder for purposes of this Agreement as hereinafter set forth. By execution of this Agreement, Escrow Holder agrees to act in accordance with the terms of this Agreement.

     2. Deposit of Stock. Concurrently with the execution of this Agreement, Pledgor shall deliver to Escrow Holder its certificates representing Five Thousand (5,000) shares of common stock of the Pledgor (the "stock"), attached to which certificate shall be a Stock Power endorsed by Pledgor. Thereafter, Escrow Holder shall hold said share certificate(s) and shall dispose of same in accordance with the terms and provisions of this Pledge Agreement. By execution of this Agreement, Pledgor hereby grants to Pledgee a security interest in the stock as security for payment in full of the Obligation.

     3. Terms. Subject to release of shares as provided for in paragraph 7, Pledgor and Pledgee hereby mutuallyauthorize Escrow Holder to keep and preserve said certificates in the possession of Escrow Holder, pending payment in full of the Obligation.

     4. Default. Time is of the essence of this Pledge Agreement. Any of the following events which are not cured within 10 days (or such longer cure period as specifically provided for in any subpart of this paragraph) after delivery of written notice by Pledgee to Pledgor, shall constitute events of default under this Agreement:

          A. Any failure to pay the full amount of any payment of principal, interest or other charges of the Obligation which are or may be secured hereby subject to the terms of the Promissory Note evidencing said payments.

          B. Any falsity of any representation by Pledgor herein or in any Agreement or document executed by the Pledgor.

          C. Pledgor's failure to comply with material non-monetary terms and conditions of the Obligation, said failure continuing for a period of thirty
(30) days after delivery of written notice by Pledgee to Pledgor; and

          D. Pledgor's breach or default of the material terms of the Redemption Agreement between Pledgor and Pledgee dated November 1, 1996.

          B. Breach or default of the material terms of the Guaranty made by Jethren Phillips dated, June 6, 1997.

     Then and in any of such events of default, the entire principal and all accrued interest of the Obligation shall then or at any time thereafter, at the option of Pledgee, become immediately due and payable without notice or demand, and Pledgee shall have an immediate right to pursue all remedies provided by law and as set forth in this Pledge Agreement.

     5. Remedies. When an event of default occurs, Pledgee, or the holders of the Obligation at the time of default, may, at her option, at any time, without further notice, elect to declare the entire principal balance of the Obligation, together with interest accrued thereon, if any immediately due and payable, and Pledgee (or holder) shall have the rights and remedies, not in conflict with this Pledge Agreement, provided for in the Uniform Commercial Code in existence in the state of California as of the date of this Pledge Agreement, and to have the certificates held by the Escrow Holder transferred to Pledgee (or Holder), and Pledgee (or Holder) shall be entitled to all of the rights, preferences, privileges and benefits conferred upon the owner of such shares.

     Upon written notification from Pledgee (or Holder) to Escrow Holder of the occurrence of any such default and the election of Pledgee (or Holder) to take title and possession of said shares of stock under this Pledge Agreement, Escrow Holder shall forthwith deliver to Pledgee (or Holder) the certificates referred to hereinabove.

     6. Voting Rights and Dividends Prior to Default. So long as the certificates of stock are held by the Escrow Holder (and until the Pledgor's default in payment of any of the installments due under or default in the Obligation, or default in the terms of this Agreement), Pledgor shall retain full right to vote such stock for all purposes. So long as these certificates of stock continue to be held by the Escrow Holder, or until the Pledgor defaults in the Obligation, all dividends upon such stock payable in the form of additional stock of Pledgor, shall belong to Pledgor, but shall be delivered to the Escrow Holder as additional security for payment and performance of the Obligation. Pledgor shall be solely entitled to any cash dividends declared on such stock.

     7. Release of Shares. Upon written notification from Pledgee that the Obligation has been paid in ftill, the Escrow Holder shall deliver to Pledgor, together with all stock dividends received and held under this Agreement, the certificates evidencing the shares and all obligations between Pledgor, Pledgee and Escrow Holder under this Agreement shall thereupon cease.

     So long as there is no default under the terms of this Pledge Agreement or the Obligation which it secures, one thousand six hundred sixty-seven (1,667) shares held pursuant hereto shall be released and delivered to Pledgor after the satisfactory payment of the Two Hundred Fifty Thousand Dollar ($250,000.00) principal payment due four years from the date of the Obligation, an additional one thousand six hundred sixty-seven (1,667) shares of stock held hereunder shall be released and delivered to Pledgor upon the satisfactory payment of the Two Hundred Fifty Thousand Dollar ($250,000.00) principal obligation due five
(5) years from the date of the Obligation.

     8. No Obligation or Liability of Escrow Holder. It is agreed that the Escrow Holder has no obligation to collect, sue for or otherwise enforce collection of the Obligation. It is further agreed that the Escrow Holder shall in no case or event be liable for the failure of the conditions of this Pledge Agreement or damage caused by exercise of his discretion in any particular manner, or for any other reason, excepting only gross negligence or willful misconduct with reference to Escrow Holder's obligations under this Pledge Agreement.

     9. Pledgor's Warranties. Pledgor warrants and represents with respect to said shares that:

        A. Pledgor is the absolute owner of the respective shares;

        B. Said shares are not subject to any prior assignment, claim, lien or security interest, and Pledgor will not make any further assignment thereo for create any further security interest therein, nor permit Pledgor's right therein to be breached by attachment, levy, garnishment or other judicial process; and

        C. Any and all information, financial or otherwise, now or hereafter supplied to Pledgee by Pledgor, is true and correct.

     10. Further Assurances. Pledgor shall execute and deliver to Pledgee any additional agreements, assignments or documents that are necessary to effectuate the purpose of this Agreement.

     11. Successors. This Pledge Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     12. Notices. All notices required to be given under this Agreement, or under provision of any applicable law of the state of California, shall be sent certified mail, return receipt requested, to the addresses set forth below the signature lines to this Pledge Agreement.

        13. Indemnification. Pledgor hereby agrees to indemnify, defend and hold Pledgee free and harmless from and against all damages, liabilities, costs or expenses (including reasonable attorneys' fees and court costs) arising from or relating to Pledgee's security interest in the stock.

        14. Costs. Any costs for the services of the Escrow Holder shall be paid by Pledgor.


        IN WITNESS WHEREOF, the parties hereto have signed their names on the day and year indicated below.


                                            "Pledgee"



Dated: June 6, 1997                         By:  /s/  Debora B. Phillips
                                               --------------------------------
                                                      Debora B Phillips

                                            --------------------

                                            --------------------

                                            "Pledgor"



Dated: June 6, 1997                         By:  /s/  Jethren Phillips
                                               --------------------------------
                                                      Jethren Phillips, CEO

                                            --------------------

                                            --------------------


                                            "Escrow Holder"



Dated: June 6, 1997                         By:  /s/  Richard W. Abbey
                                               --------------------------------
                                                      Richard W. Abbey
                                                      P.O. Box 1566
                                                      Santa Rosa, CA  95402-1566